UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2003

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2727 North Loop West, Houston, Texas	77008-1037
(Address of Principal Executive Offices)	(Zip Code)

(713) 880-6500
(Registrant’s Telephone Number, including Area Code)

Item 5.   OTHER EVENTS.

        On November 3, 2003, Enterprise Products Partners L.P. (“Enterprise”) reported its financial results for the three and nine month periods ended September 30, 2003 and 2002.

        Enterprise reported a net loss of $3.3 million for the third quarter of 2003 compared to net income of $34.9 million for the third quarter of 2002. On a fully diluted basis, earnings per unit was a loss of $0.04 for the third quarter of 2003 versus income of $0.18 for the third quarter of 2002. The third quarter of 2003 includes a non-cash impairment charge of $22.5 million (or $0.11 per unit on a fully diluted basis) attributable to the write-down of Enterprise’s investment in a MTBE production facility. Operating income was $30.6 million for the third quarter of 2003 versus $68.3 million for the third quarter of 2002.

        For the nine months ended September 30, 2003 and 2002, Enterprise reported net income of $70.3 million and $40.0 million, respectively. On a fully diluted basis, earnings per unit was $0.28 for the first nine months of 2003 compared to $0.19 for the same period in 2002. Operating income was $182.0 million during the 2003 period versus $107.0 million during the 2002 period.

        Enterprise reported revenues of $1.2 billion for the third quarter of 2003 compared to $943.3 million for the third quarter of 2002. Gross operating margin was $68.5 million for the third quarter of 2003 versus $107.2 million for the third quarter of 2002. For the nine months ended September 30, 2003 and 2002, revenue was $3.9 billion and $2.4 billion, respectively, and gross operating margin was $301.5 million and $200.4 million, respectively.

        Distributable cash flow for the third quarter of 2003 was $41.5 million compared to $60.6 million in the third quarter of 2002. For the first nine months of 2003, distributable cash flow was $200.0 million versus $136.5 million for the same period in 2002.

        Gross operating margin and distributable cash flow are non-generally accepted accounting principle (“non-GAAP”) financial measures. This report on Form 8-K provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) under Exhibit 99.1, which is hereby incorporated by reference into this Item 5. Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

        We define gross operating margin as operating income before: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) gains and losses on the sale of assets; and (4) selling, general and administrative expenses. Gross operating margin is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses. The GAAP measure most directly comparable to gross operating margin is operating income.

        We define distributable cash flow as net income plus: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (4) the subtraction of sustaining capital expenditures; (5) the addition of losses or subtraction of gains relating to the sale of assets; (6) cash proceeds from the sale of assets; (7) the addition of decreases or the subtraction of increases in the value of our financial instrument portfolios; and (8) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) generally resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by senior management to compare basic cash flows generated by the partnership to the cash distributions we expect to pay our limited and general partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

        Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of the partnership’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a partnership unit is generally determined by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

99.1	Reconciliation of Unaudited GAAP Financial Measures to our Non-GAAP Financial Measures
99.2	Enterprise Products Partners L.P. press release dated November 3, 2003.

Item 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On November 3, 2003, Enterprise Products Partners L.P. issued a press release regarding its financial results for the three and nine month periods ended September 30, 2003 and 2002 and held a webcast conference call discussing those results. A copy of this earnings press release is filed as Exhibit 99.2 to this report, which is hereby incorporated by reference into this Item 12. The webcast conference call will be available for replay on Enterprise Products Partners L.P.‘s website at www.epplp.com. The conference call will be archived on our website for 90 days.

        Our earnings press release includes the non-generally accepted accounting principle (“non-GAAP”) financial measures of gross operating margin, distributable cash flow, EBITDA and adjusted net income. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

        We define gross operating margin as operating income before: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) gains and losses on the sale of assets; and (4) selling, general and administrative expenses. Gross operating margin is an important performance measure of the core profitability of our operations. This measure forms the basis of our internal financial reporting and is used by senior management in deciding how to allocate capital resources among business segments. We believe that investors benefit from having access to the same financial measures that our management uses. The GAAP measure most directly comparable to gross operating margin is operating income.

        We define distributable cash flow as net income plus: (1) depreciation and amortization expense; (2) operating lease expenses for which we do not have the payment obligation; (3) cash distributions received from unconsolidated affiliates less equity in the earnings of such unconsolidated affiliates; (4) the subtraction of sustaining capital expenditures; (5) the addition of losses or subtraction of gains relating to the sale of assets; (6) cash proceeds from the sale of assets; (7) the addition of decreases or the subtraction of increases in the value of our financial instrument portfolios; and (8) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Sustaining capital expenditures are capital expenditures (as defined by GAAP) generally resulting from improvements to and major renewals of existing assets. Distributable cash flow is a significant liquidity metric used by senior management to compare basic cash flows generated by the partnership to the cash distributions we expect to pay our limited and general partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

        Distributable cash flow is also an important non-GAAP financial measure for our limited partners since it serves as an indicator of the partnership’s success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the partnership is generating cash flows at a level that can sustain or support an increase in our quarterly cash distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a partnership unit is generally determined by its yield (which in turn is based on the amount of cash distributions a partnership can pay to a unitholder). The GAAP measure most directly comparable to distributable cash flow is cash flows from operating activities.

        We define EBITDA as net income plus interest expense, provision for income taxes and depreciation and amortization expense. EBITDA is used as a supplemental financial measure by management and by external users of financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess: (1) the financial performance of our assets without regard to financing methods, capital structures or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest cost and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing and capital structure; and (4) the viability of projects and the overall rates of return on alternative investment opportunities. Because EBITDA excludes some, but not all, items that affect net income and these measures may vary among other companies, the EBITDA data presented in the press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to EBITDA is cash flows from operating activities.

        Our discussion of financial results for 2003 includes references to “adjusted net income”, including related earnings per unit amounts. This non-GAAP financial information excludes the effect of a $22.5 million impairment charge recorded during the third quarter of 2003. In reviewing financial results for the 2003 periods, management excluded the effect of this charge on earnings to evaluate the affected periods with other historical periods. Given the non-cash nature and infrequent occurrence of such a write-down, we believe that providing this adjusted financial information to investors will also assist them in making comparisons with our historical financial results. The GAAP measures most directly comparable to adjusted net income (and its related earnings per unit amounts) are net income and fully diluted earnings per unit.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products GP, LLC, as general partner

Date: October 31, 2003	By:	/s/ Michael J. Knesek
Michael J. Knesek
Vice President, Principal Accounting Officer and
Controller of Enterprise Products GP, LLC